UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of earliest event reported:    August 27, 1999
Date of  report:                    September 1, 1999

Commission             Registrant, State of Incorporation,    I.R.S. Employer
File Number              Address and Telephone Number         Identification No.

1-1443                 Central and South West Corporation      51-0007707
                       (A Delaware Corporation)
                       1616 Woodall Rodgers Freeway
                       Dallas, Texas 75202-1234
                       (214) 777-1000

1-3146                 Southwestern Electric Power Company     72-0323455
                       (A Delaware Corporation)
                       428 Travis Street
                       Shreveport, Louisiana 71156-0001
                       (318) 673-3000



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GLOSSARY OF TERMS
The following abbreviations or acronyms used in this text are defined below:

Abbreviation or Acronym    Definition
AEP Merger.................Proposed merger by AEP and CSW where CSW would become a wholly owned subsidiary of AEP
Cajun......................Cajun Electric Power Cooperative, Inc.
Cajun Members Committee....Committee comprised of 7 of the 12 Louisiana member distribution Cooperatives served by Cajun
CSW........................Central and South West Corporation, Dallas, Texas
CSW System.................CSW and its subsidiaries
Exchange Act...............Securities Exchange Act of 1934, as amended
July 1999 SWEPCO Plan......SWEPCO's and the Cajun Members Committee's Joint
                           Reorganization Plan for Cajun Electric Power Coopera-
                           tive, Inc., as amended
Louisiana Generating LLC...A  partnership  of  subsidiaries  of Southern Energy,
                           Inc. and Northern States Power Company
SWEPCO.....................Southwestern Electric Power Company, Shreveport,
                           Louisiana














FORWARD-LOOKING INFORMATION
This report made by CSW and certain of its subsidiaries contains forward-looking statements within the meaning of Section 21E of the Exchange Act. Although CSW and each of its subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to:

- the impact of general economic changes in the United States and in countries in which CSW either currently has made or in the future may make investments,
- the impact of the proposed AEP Merger including any regulatory conditions imposed on the merger, the inability to consummate the AEP Merger, or other merger and acquisition activity,
- the impact of deregulation on the United States electric utility business, especially in the States comprising the CSW System's service territory
- increased competition and electric utility industry restructuring in the United States,
- federal and state regulatory developments and changes in law which may have a substantial adverse impact on the value of CSW System generating and other assets,
-        timing and adequacy of rate relief,
-        adverse changes in electric load and customer growth,
-        climatic changes or unexpected changes in weather patterns, and
- changing fuel prices, generating plant and distribution facility performance.



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ITEM 5.  OTHER EVENTS

            SWEPCO's Withdrawal of Its Cajun Asset Proposal
            On August 26, 1999, SWEPCO, together with the Cajun Members Committee and Washington-St. Tammany Electric Cooperative, announced that they had reached a settlement agreement to withdraw their joint July 1999 SWEPCO Plan to acquire all of the non-nuclear assets of Cajun. The agreement to withdraw the July 1999 SWEPCO Plan was reached during a settlement conference ordered by the United States District Court in Baton Rouge, Louisiana.

            As previously reported, on July 28, 1999, SWEPCO raised its bid for the non-nuclear assets of Cajun under the July 1999 SWEPCO Plan to $1.0255 billion. On August 13, 1999, Louisiana Generating LLC raised its bid for the Cajun non-nuclear assets to $1.0455 billion. As part of the settlement that eliminates all appeals, Louisiana Generating LLC lowered its bid to $1.026 billion.

             As of July 31, 1999, SWEPCO had deferred approximately $13.0 million in costs related to the Cajun acquisition on its consolidated balance sheet, which will be charged to expense in the third quarter of 1999. Under the settlement agreement, SWEPCO will receive $7.5 million, which will be used to offset a portion of its total acquisition costs.

            A news release announcing SWEPCO's withdrawal of its plan to acquire
      the  non-nuclear   assets  of  Cajun  is  included  as  Exhibit  99.1  and
      incorporated by reference.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
(c)  Exhibits.

     Exhibit 99.1 SWEPCO News Release dated August 27, 1999 announcing SWEPCO's withdrawal of its joint plan to acquire the non-nuclear assets of Cajun.


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SIGNATURES

      Pursuant to the requirements of the Exchange Act, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        CENTRAL AND SOUTH WEST CORPORATION


Date:  September 1, 1999

                        By:  /s/ Lawrence B. Connors
                                 Lawrence B. Connors
                              Controller and Chief Accounting Officer
                                (Principal Accounting Officer)



                        SOUTHWESTERN ELECTRIC POWER COMPANY


Date:  September 1, 1999

                        By:  /s/ R. Russell Davis
                                 R. Russell Davis
                              Controller and Chief Accounting Officer
                                (Principal Accounting Officer)